UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2007

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 304-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)     On February 20, 2007, Clark, Inc. (the “Company”) placed Jeffrey W. Lemajeur, the Company’s Chief Financial Officer and Chief Accounting Officer, on administrative leave effective February 20, 2007.

(c)     On February 25, 2007, the Board of Directors of the Company appointed Jim Cooper to serve as the Company’s acting Chief Financial Officer and acting Chief Accounting Officer. Mr. Cooper, age 47, joined the Company in April 2005 as Director of Tax Compliance. Prior to joining the Company, Mr. Cooper was a consultant for Titus Group, a consulting firm providing internal audit, technology risk, accounting and tax services, from April 2003 to April 2005. Prior to that, Mr. Cooper was a senior tax manager for eLoyalty Corporation from May 2000 to March 2003, and a tax manager for KPMG LLP from March 1997 to April 2000. Mr. Cooper is a certified public accountant and a licensed attorney. Mr. Cooper received a Bachelor of Science degree from Arizona State University in 1981 and a Juris Doctor degree from John Marshall Law School in 1984.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2007	CLARK, INC. By: /s/Thomas M. Pyra Thomas M. Pyra President and Chief Operating Officer